Exhibit 99.1

FOR IMMEDIATE RELEASE

RCS Capital Announces Changes to Board of Directors

Increases Board Independence

Mark Auerbach, Lead Independent Director, Becomes Chairman

New York, New York, December 30, 2014 – RCS Capital Corporation (NYSE: RCAP) (“RCS Capital” or the “Company”) announced today that its Board of Directors (the “Board”) has elected Mark Auerbach, the Company’s Lead Independent Director, to the role of Chairman, effective immediately. Mr. Auerbach succeeds Nicholas S. Schorsch, who has notified the Board of his decision to step down from his position as Director and Executive Chairman of the Board.

RCS Capital also announced William M. Kahane will resign from the RCS Capital Board of Directors, effective immediately. As a result of these changes, the RCS Capital Board of Directors comprises six directors, four of whom are independent and all of whom bring to the Company significant industry, senior leadership and corporate governance experience. These changes are further demonstration of RCS Capital’s ongoing implementation of previously announced initiatives aimed at enhancing corporate governance.

“On behalf of the entire Board and the Company, I want to express our gratitude and appreciation to Nick and Bill for all that they have done for RCS Capital. As a result of their vision, leadership and unrivaled dedication to the Company, RCS Capital has firmly established itself as an industry leader in investment advice and solutions for the retail investor,” commented Mr. Auerbach. “This important transition allows us to simplify our governance structure, reduce complexity and minimize perceived conflicts of interest among related parties and affiliates. The Board and I look forward to continuing to work closely with Mike Weil and the entire RCS Capital management team as we execute RCS Capital’s strategy for growing revenues, expanding profitability, maintaining corporate governance best practices and enhancing overall shareholder value. The Board reiterates its complete confidence in the professionalism, integrity and good judgment of our entire management team.”

“With decades of executive and board-level experience, an unwavering goal-oriented focus, and a proven track record of delivering results for shareholders, Mark is the ideal choice to lead RCS Capital to the next level,” said Michael Weil, Chief Executive Officer of RCS Capital. “This transition is part of the ongoing maturation of RCS Capital and the continuation of the process we’ve previously announced and undertaken to enhance our corporate governance practices, illustrating our long-term commitment to advancing the interests of all of our shareholders. We believe the fundamentals of our business have never been stronger and demand remains robust for the broad array of financial solutions we distribute and investment advice we provide. As a fully dedicated senior leadership team, we look forward to leveraging Mark’s perspective and unique insights as we work collaboratively to capitalize on the significant growth opportunities ahead.”

About Mark Auerbach

Mark Auerbach has served as Lead Independent Director of RCS Capital since February of 2014 and an independent director since May 2013. Mr. Auerbach served as a director of Optimer Pharmaceuticals, Inc. since June 2005 and was Lead Independent Director of that company since February 2013 until its sale to Cubist Pharmaceuticals, Inc. in October 2013. He has been Independent Director and Chair of the Audit Committee of Assembly Biosciences, Inc. since November 2010. From September 2003 through October 2006, Mr. Auerbach served as Non-Executive Chairman of the Board of Directors for Par Pharmaceutical Companies, Inc., principally a manufacturer and marketer of generic pharmaceuticals and the parent of Par Pharmaceutical, Inc.

In addition, Mr. Auerbach previously served as director of a number of public companies, including Neuro-Hitch, Inc., an early-stage pharmaceutical company which specialized in brain degenerative diseases, Collexis, a company which develops knowledge management and discovery software, and RXElite Holdings, Inc., a company which develops, manufacturers and markets generic prescription drug products in specialty generic markets. From 1993 to 2005, Mr. Auerbach served as Chief Financial Officer of Central Lewmar LLP, a national fine paper distributor. Mr. Auerbach received a B.S. degree from Rider University and is a Certified Public Accountant.

About Additional Independent Directors

Jeffrey J. Brown is the Chief Executive Officer and founding member of Brown Equity Partners, LLC (“BEP”), which provides capital to management teams and companies needing equity of $3 million to $20 million. Prior to founding BEP in January 2007, Mr. Brown served as a founding partner and primary deal originator of the venture capital and private equity firm Forrest Binkley & Brown (“FBB”) from 1993 to January 2007.

C. Thomas McMillen has served as an Independent Director since May of 2013. Mr. McMillen has served as Washington Capital Advisor’s Chief Executive Officer and Chairman of the Board since 2002. From April 2011 to June 2013, Mr. McMillen served as Chairman of the National Foundation on Fitness, Sports and Nutrition and from June 2013 to present as its Treasurer. Mr. McMillen has served as a director of Nexstar Broadcasting Group since June 2014. From April 2007, he has served on the Board of Regents of the Universe of Maryland System. Mr. McMillen is also a Rhodes Scholar and a former three-term U.S. Congressman representing Maryland’s 4th district.

Doug Wood has been actively engaged in the investment business since 1964. He began his career as a stockbroker and eventually became a wholesaler for Commonwealth Funds. In 1972, Mr. Wood joined Drexel to become its National Sales Manager for New York and moved on as National Sales Manager to Massachusetts Financial Services in 1974. In 1982, Mr. Wood started Integrated Capital Services, a subsidiary of Integrated Resources. Mr. Wood founded Wood Logan Associates in 1986. The company was acquired by Manulife of Toronto, Canada in 1999, and Mr. Wood remained on as Chairman until his retirement in December 2011.

About RCS Capital

RCS Capital Corporation (NYSE: RCAP) is a full-service investment firm expressly focused on the individual retail investor. With operating subsidiaries including retail advice services, wholesale distribution, investment banking, capital markets, investment research, investment management and crowdfunding, RCS Capital’s business is designed to capitalize, support, grow and maximize value for the investment programs it distributes and the independent advisors and clients it serves. Additional information about RCS Capital can be found on its website at www.rcscapital.com. RCS Capital may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

Forward-Looking Statements

The statements in this press release include statements regarding the intent, belief or current expectations of RCS Capital and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” “look forward” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements due to certain factors, including RCS Capital’s ability to integrate businesses acquired in recent and pending acquisitions into its existing businesses. Additional factors that may affect future results are contained in RCS Capital’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Media Inquiries:	Investor Inquiries:
Jonathan Keehner Mahmoud Siddig Joele Frank, Wilkinson Brimmer Katcher jkeehner@joelefrank.com msiddig@joelefrank.com (212) 355-4449	Andrew G. Backman Managing Director Investor Relations and Public Relations RCS Capital Corporation ABackman@rcscapital.com (917) 475-2135	Brian D. Jones Chief Financial Officer RCS Capital Corporation BJones@rcscapital.com (646) 937-6903